As filed with the Securities and Exchange Commission on March 1, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST MIDWEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

36-3161078

(I.R.S. Employer Identification No.)

One Pierce Place Suite 1500 Itasca, Illinois 60143 (630) 875-7450

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael L. Scudder

Executive Vice President and Chief Financial Officer

First Midwest Bancorp, Inc.

One Pierce Place

Suite 1500

Itasca, Illinois 60143

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Jonathan A. Koff, Esq.

Chapman and Cutler LLP

111 West Monroe Street

Chicago, Illinois 60603-4080

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum offering price(1)	Amount of registration fee(1)
Senior Debt Securities
Subordinated Debt Securities
Preferred Stock, no par value
Common Stock, $.01 par value
Preferred Share Purchase Rights(2)

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(2)	Each share of common stock includes one Preferred Share Purchase Right as described under “Description of Securities We May Offer—Common Stock.”

PROSPECTUS

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Common Stock

We may offer and sell from time to time in one or more offerings any combination of the securities listed above. Offers and sales of these securities may be to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific terms for securities to be offered in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

If appropriate, discussion of certain risks that you should consider in connection with an investment in the securities will be included in a supplement to this prospectus.

Our common stock is traded on the Nasdaq National Market and quoted under the symbol “FMBI.”

These securities are unsecured and are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. These securities involve investment risks, including possible loss of principal.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission or any other regulatory authority has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 1, 2006.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in an accompanying prospectus supplement, on the one hand, and the information contained in this prospectus or any document incorporated by reference in this prospectus, on the other hand, the information contained in the prospectus supplement shall control. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement relating to the offered securities. No one else is authorized to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information given in this prospectus or a prospectus supplement is accurate as of any date other than the date of such information.

References in this prospectus to “the Company”, “we”, “us” and “our” are to First Midwest Bancorp, Inc. (together with its subsidiaries) unless the context otherwise provides.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

Our common stock is traded on the Nasdaq National Market and quoted under the symbol “FMBI”. You can also inspect information about us by visiting the Nasdaq National Market website at http://www.nasdaq.com.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2004;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2005;

•	Our Current Reports on Form 8-K and 8-K/A dated January 6, 2005, February 28, 2005, May 18, 2005, August 18, 2005, October 17, 2005, October 26, 2005, November 16, 2005, November 22, 2005, December 12, 2005, December 14, 2005 and December 22, 2005 (other than information furnished under Item 7.01 of any Current Report on Form 8-K);

•	The description of our common stock set forth in the Registration Statement on Form 8-A dated March 7, 1983, and any amendment or report filed for the purpose of updating this description;

•	The description of our preferred share purchase rights set forth in Amendment No. 1 to the Registration Statement on Form 8-A dated November 21, 1995, Amendment No. 2 to the Registration Statement on Form 8-A dated June 30, 1997 and Amendment No. 3 to the Registration Statement on Form 8-A dated November 17, 2005, and any amendment or report filed for the purpose of updating this description; and

•	All documents filed by the Company under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this prospectus and before the termination of this offering.

We will provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from:

First Midwest Bancorp, Inc.

One Pierce Place

Suite 1500

Itasca, Illinois 60143

Attention: Corporate Secretary

Telephone: (630) 875-7450

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, and other matters. Statements in this prospectus, including those incorporated by reference, that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided in Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include such words or phrases as “will likely result,” “is confident that,” “expects,” “should,” “could,” “seeks,” “may,” “will continue to,” “believes,” “anticipates,” “predicts,” “forecasts,” “estimates,” “projects,” “potential,” “intends,” or similar expressions identifying “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words and phrases.

Forward-looking statements provide our expectations or predictions of future conditions, events or results. They are not guarantees of future performance. By their nature forward-looking statements are subject to risks and uncertainties. These statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. There are a number of factors, many of which are beyond our control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.

FIRST MIDWEST BANCORP, INC.

First Midwest Bancorp, Inc. is a bank holding company incorporated in Delaware in 1982 for the purpose of becoming a holding company registered under the Bank Holding Company Act of 1956, as amended. We are one of Illinois’ largest publicly traded banking companies with assets of $7.2 billion at year-end 2005 and are headquartered in the Chicago suburb of Itasca, Illinois. We employed 1,635 full-time equivalent employees at December 31, 2005.

We operate primarily through our wholly owned subsidiary, First Midwest Bank (the “Bank”). We have responsibility for the overall conduct, direction, and performance of the Bank. We provide various services, established Company-wide policies and procedures, and provides other resources as needed, including capital.

At December 31, 2005, the Bank had $7.2 billion in total assets, $5.2 billion in total deposits, and operated 67 banking offices located in 50 communities primarily in northeastern Illinois. The Bank is engaged in commercial and retail banking and offers a broad range of lending, depository, and related financial services, including accepting deposits; commercial and industrial, consumer, and real estate lending; collections; trust and investment management services; cash management services; safe deposit box operations; and other banking services tailored for consumer, commercial and industrial, and public or governmental customers. The Bank also provides an electronic banking center on the Internet which enables Bank customers to perform banking transactions and provides information about Bank products and services to the general public.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below are our consolidated ratio of earnings to fixed charges for each of the periods indicated:

	NINE MONTHS ENDED SEPTEMBER 30, 2005	YEARS ENDED DECEMBER 31,
		2004	2003	2002	2001	2000
Ratio of earnings to fixed charges:[1]
Excluding interest on deposits	4.55	5.44	5.81	5.09	3.32	2.29
Including interest on deposits	2.18	2.51	2.51	2.10	1.60	1.43

[1]	For the purpose of computing the ratio of earnings to fixed charges, earnings represent net income plus fixed charges and the provision for income taxes. Fixed charges consist of interest on outstanding debt plus one-third (the proportion deemed representative of the interest factor) of operating lease expense.

DESCRIPTION OF SECURITIES WE MAY OFFER

DEBT SECURITIES

The debt securities will constitute either senior or subordinated debt of the Company. Senior debt securities will be issued under a senior debt indenture between the Company and U.S. Bank National Association, as trustee. Likewise, subordinated debt securities will be issued under a subordinated debt indenture between the Company and U.S. Bank National Association, as trustee. The senior debt indenture and the subordinated debt indenture are sometimes collectively referred to in this prospectus as the indentures.

The following description is a summary of selected provisions relating to the debt securities and the indentures. The summary is not complete. We have filed a form of the senior debt indenture and a form of the subordinated debt indenture as exhibits to the registration statement of which this prospectus is a part. You should not rely on this summary because the indentures and not this summary define your rights as a holder of the debt securities. When the debt securities are offered in the future, a prospectus supplement will explain the particular terms of those securities and the extent to which these general provisions may apply.

Provisions Applicable to Both Senior and Subordinated Debt Securities

General

The debt securities may be issued by the Company from time to time in one or more series. The debt securities will represent our unsecured senior or subordinated obligations and may be issued from time to time in one or more series. The indentures do not limit the amount of debt securities, debentures, notes or other types of indebtedness that we or any of our subsidiaries may issue nor do they restrict transactions between us and our affiliates or the payment of dividends or other distributions by us to our stockholders. In addition, other than as may be set forth herein or in any prospectus supplement, the indentures and the debt securities will not contain any covenants or other provisions that are intended to afford holders of the debt securities special protection in the event of either a change of control or a highly leveraged transaction involving the Company.

A prospectus supplement relating to any series of debt securities offered by us will include specific terms relating to the specific series of debt securities offered thereby. These terms will include some or all of the following:

•	the title and classification of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	the price or prices at which the debt securities will be issued;

•	the dates on which the debt securities will mature;

•	the interest rate or the method for determining the rate that the debt securities will bear and the date from which any interest will accrue;

•	the interest payment dates for the debt securities;

•	any mandatory or optional sinking fund or analogous provisions;

•	the place where we will pay, or the method of payment of, principal, premium and interest on the debt securities;

•	any mandatory or optional redemption periods and prices;

•	the denominations in which we will issue the debt securities;

•	the currency or currencies in which we will pay principal, premium and interest on the debt securities, if other than U.S. dollars;

•	the portion of the principal amount of the debt securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof;

•	the manner in which we will determine the amounts of principal, premium or interest payments on the debt securities if these amounts may be determined by reference to an index or based on a formula;

•	if the Company has elected not to apply the defeasance section of the indenture to the debt securities;

•	the security registrar and the paying agent for the debt securities;

•	whether the debt securities will be issued in the form of one or more “global securities”, and if so, the depositary for that security or securities and information with respect to book-entry procedures;

•	any covenants of the Company with respect to a series of debt securities; and

•	any other terms of the debt securities, which terms need not be consistent with the indentures.

Unless otherwise indicated in the prospectus supplement, the debt securities will be issued in registered form without coupons.

We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in a prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe any special United States federal income tax considerations that may be applicable to the particular debt securities.

We may structure one or more series of subordinated debt securities so that they qualify as capital under federal regulations applicable to bank holding companies. We may adopt this structure whether or not those regulations may be applicable to the Company at the time of issuance.

The debt securities will represent our general unsecured obligations. The Company is a non-operating holding company and almost all of the operating assets of the Company and its consolidated subsidiaries are owned by its subsidiaries. The Company relies primarily on dividends from such subsidiaries to meet its obligations. The Company is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of the Company’s income are dividends and interest from its banking subsidiary. First Midwest Bank is subject to restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Company and certain other affiliates, and on investments in stock or other securities thereof. In addition, payment of dividends to the Company by First Midwest Bank is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Because the Company is a holding company, the right the Company to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities, including deposits, of the Company’s subsidiaries, and holders of the debt securities should look only to the assets of the Company for payments on the debt securities. The indenture does not limit the incurrence or issuance of secured or unsecured debt of the Company, including Senior Indebtedness.

Absence of Restrictive Covenants and Event Risk Provisions With Respect To Debt Securities

Unless and to the extent otherwise specified in this prospectus or a prospectus supplement, the indentures do not:

•	restrict the Company from incurring, assuming or becoming liable for any type of debt or other obligations, from creating liens on its property, from paying dividends or making distributions on its capital stock or purchasing or redeeming its capital stock or from disposing of capital stock of subsidiaries;

•	require the maintenance of any financial ratios or specified levels of net worth or liquidity; or

•	contain any provisions which would require that the Company repurchase or redeem or otherwise modify the terms of any of its debt securities upon a change in control or other events involving the Company which may adversely affect the creditworthiness of the debt securities.

Consolidation, Merger and Sale of Assets

We may consolidate with, merge into, or convey or transfer our assets substantially as an entirety to, any person that is a corporation, partnership or trust organized and existing under the laws of the United States of America or any State thereof or the District of Columbia without the consent of the holders of any of the outstanding debt securities under either indenture. However, certain conditions must be met, including that any successor person must assume our obligations under the debt securities and under the indentures and that no default shall have occurred and be continuing.

Events of Default

If an event of default under either indenture shall have occurred and is continuing with respect to debt securities of any series, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series, by notice in writing given to the Company (and to the trustee if given by the holders), may declare the principal amount (or, if the outstanding securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of and all accrued but unpaid interest on all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul that acceleration.

The indentures provide that the trustee, within 90 days after the occurrence of a default with respect to any series of debt securities, shall give to the holders of debt securities of that series notice of all uncured defaults known to it. However, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, on any debt security, or the payment of any sinking fund installment with respect to the debt securities of such series, the trustee shall be protected in withholding that notice if it in good faith determines that the withholding of that notice is in the interest of the holders of such series of debt securities.

We will be required to file with the trustee annually a written statement as to the fulfillment of our obligations under the indentures. The indentures provide that, subject to the duty of the trustee during certain defaults to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indentures at the request or direction of any of the holders, unless those holders offer the trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to applicable law and certain provisions of the indentures, including the indemnity requirement, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

Modification and Waiver

We may enter into modifications and amendments with the trustee under either indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by that modification or amendment. However, no modification or amendment may, without the consent of the holder of each outstanding security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of any debt security or the rate of interest thereon or any premium payable upon the redemption thereof;

•	reduce the amount of the principal of an original issue discount security payable upon acceleration of the maturity thereof;

•	change the coin or currency in which any debt security or any premium or interest thereon is payable;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	reduce the requirements contained in the indenture for quorum or voting;

•	change any obligation of the Company to maintain an office or agency in the places and for the purposes required by the indenture;

•	solely with respect to the subordinated debt indenture, modify the terms relating to subordination in a manner adverse to the holders of subordinated debt securities issued under such indenture;

•	adversely affect the right of repayment, if any, of the debt securities at the option of the holders thereof; or

•	modify provisions in the indenture relating to the percentage of holders required to consent in order to modify or amend the indenture, except to increase such required percentage or to provide that certain other provisions cannot be modified or waived without the consent of each holder.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to debt securities of that series, except a default:

•	in the payment of principal of (or premium, if any) or any interest on any debt security of that series; and

•	in respect of a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of the holder of each outstanding security of the series affected.

Each indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities:

•	the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof; and

•	the principal amount of a debt security denominated in a foreign currency or a composite currency shall be the U.S. dollar equivalent, determined as of the date of original issuance of that debt security by the Company in good faith, of the principal amount of the debt security (or, in the case of an original issue discount security, the U.S. dollar equivalent, determined as of the date of original issuance of the debt security, of the amount determined as provided in the preceding bullet point); and

•	except as specified in the applicable indenture, debt securities owned by the Company or any other obligor upon the debt securities or any affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding.

Each indenture provides that we and the trustee thereunder may, without the consent of any holders of debt securities, enter into supplemental indentures for the purpose of, among other things, adding to our covenants, adding any additional Events of Default, curing ambiguities or inconsistencies in such indenture or making certain other provisions provided such action shall not adversely affect the interests of the holders of any series of debt securities in any material respect.

Merger and Consolidation

Each indenture provides that we, without the consent of the holders of any of the outstanding debt securities, may consolidate with or merge into any other corporation, partnership or trust or transfer or lease our properties and assets substantially as an entirety to any person or may permit any corporation to merge into us, provided that:

•	the successor is an entity organized under the laws of any domestic jurisdiction;

•	the successor, if other than us, assumes our obligations under such indenture and the debt securities issued thereunder;

•	immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

•	certain other conditions are met.

Each indenture provides that, upon any consolidation or merger or transfer or lease of our properties and assets of substantially as an entirety in accordance with the preceding paragraph, the successor entity formed by such consolidation or into which we are merged or to which such transfer or lease is made shall be substituted for us with the same effect as if such successor entity had been named as us. Thereafter, we shall be relieved of the performance and observance of all obligations and covenants of such indenture and the senior debt securities or subordinated debt securities, as the case may be, including but not limited to the obligation to make payment of the principal of (and premium, if any) and interest, if any, on all the debt securities then outstanding, and we may thereupon or any time thereafter be liquidated and dissolved.

Defeasance

Each indenture provides, unless we elect otherwise pursuant to Section 301 of the applicable indenture with respect to the debt securities of any series thereunder, that we may elect to defease and be discharged from any and all obligations with respect to those debt securities. To effect that defeasance, the indentures require that we deposit with the trustee, in trust for that purpose, money sufficient to pay the principal of and any premium and interest on those debt securities, and any mandatory sinking fund or analogous payments, on the applicable scheduled due dates and any amounts that may be payable at the option of a holder on the applicable due date. We may also deposit with the trustee U.S. government obligations that provide for payments sufficient to make the defeasance payments described above. We may defease the debt securities only if, among other things, we deliver to the trustee an opinion of counsel to the effect that the holders of those debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. The opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the applicable indenture. The prospectus supplement may further describe the provisions, if any, permitting defeasance with respect to the debt securities of a particular series.

Concerning the Trustee

The trustee under either indenture may from time to time make loans to us and our subsidiaries and perform other services for us and our subsidiaries in the normal course of its business. Either trustee may be deemed to have a conflicting interest and may be required to resign as trustee if at the time of certain defaults under the applicable indenture the trustee is a creditor of ours.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles.

Book-Entry, Delivery and Form

General. Unless otherwise specified in the applicable pricing supplement, the debt securities will be issued in fully registered form without coupons and will be evidenced by one or more global securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or any successor to DTC, as depositary, and registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the debt securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold their interest in the debt securities through DTC, in the United States, or through Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), directly if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold these interests in customers’ securities accounts in the U.S. depositaries’ names on DTC’s books.

Unless it is exchanged in whole or in part for securities in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of the depositary. The global securities will be exchangeable for securities in certificated registered form of like tenor and of an equal aggregate principal amount only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for the global securities or at any time DTC ceases to be a clearing agency registered under the Exchange Act, if so required by law, and we have not appointed a successor depositary within 90 days of such notification or of us becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, that the global securities will be exchangeable for securities in certificated registered form.

If the global securities are exchangeable pursuant to the preceding sentence, they will be exchangeable for securities registered in the name or names of such person or persons as DTC shall instruct the trustee. It is expected that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global securities.

All information in this prospectus concerning DTC, Clearstream and Euroclear has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof.

DTC. DTC has advised that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal

Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, called direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants in DTC include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, and may include the underwriters of securities offered by the Company. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation, each of which is a subsidiary of DTCC, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Purchases of interests in the global securities under DTC’s system must be made by or through direct participants, which will receive a credit for those interests on DTC’s records. The ownership interest of each actual purchaser of interests in the global securities, each called a beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the interests in the global securities; DTC’s records reflect only the identity of the direct participants to whose accounts interests in the global securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

Payments of interest, premium, if any, and any other distributions on the debt securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC’s practice is to credit the accounts of the direct participants upon DTC’s receipt of funds and corresponding detail information in amounts proportionate to their respective holdings as shown on the records of DTC. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants. Payment of any applicable interest, premium, if any, and any other distributions on the debt securities to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility or that of our paying agent, disbursement of such payments to direct participants will be DTC’s responsibility, and disbursement of such payments to the beneficial owners will be the participants’ responsibility.

If applicable, redemption notices shall be sent to DTC. If less than all of the debt securities within a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to the debt securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts interests in the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as depositary with respect to the debt securities at any time by giving reasonable notice to us or our paying agent. Under such circumstances, in the event that a successor depositary is not appointed as described above, certificated securities will be delivered.

Clearstream. Clearstream has advised that it is incorporated under the laws of Luxembourg. Clearstream was formed in January 2000 by the merger of Cedel International and Deutsche Boerse Clearing and was fully acquired by the Deutsche Boerse Group in July 2002. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Clearstream provides, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream is registered as a bank in Luxembourg and as such is subject to regulation by the Commission du Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, and may include the underwriters of debt securities offered by the Company. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to the cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear. Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous delivery of securities and cash.

Euroclear provides various other services, including securities lending and borrowing, and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., referred to as the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. The Euroclear Operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries, and may include the underwriters of debt securities offered by the Company. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator is based in Brussels, Belgium, and is regulated and examined as a Belgian bank by the Belgian Banking and Finance Commission. The Euroclear Operator is overseen as the operator of a securities settlement system by the National Bank of Belgium. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (the “Terms and Conditions”), and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding interests in securities through Euroclear participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Euroclear has further advised that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparts in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to Clearstream’s or Euroclear’s respective U.S. depositary.

Because of time-zone differences, credits of interests in a global security received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions in such global security settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in a global security by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the procedures described above in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Provisions Applicable Solely to Senior Debt Securities

General

We may issue senior debt securities under the senior debt indenture. As to the right of payment of principal (and any premium) and interest, each series of senior debt securities will rank equally with each other series issued under the senior debt indenture and will rank senior to all subordinated debt securities that may be issued. Except as may be described in this prospectus or a prospectus supplement, the indentures do not contain any covenants specifically designed to protect holders of the debt securities against a reduction in the creditworthiness of the Company in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the senior debt securities.

Events of Default

The senior indenture defines an event of default with respect to any series of debt securities. Unless we inform you otherwise in the prospectus supplement, each of the following will be an event of default under the senior indenture for a series of debt securities:

•	default in the payment of any interest on any senior debt security of that series when due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of the principal of or any premium on any senior debt security of that series at maturity, upon redemption or otherwise;

•	default in the deposit of any sinking fund payment, when and as due by the terms of senior debt securities of that series;

•	default in the performance, or breach, of any covenant or warranty of the Company in the senior debt indenture in respect of that series (other than any covenant or warranty otherwise specifically dealt with above), and continuance of that default or breach for a period of 60 days after the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series have given written notice to the Company of such default or breach;

•	certain events of bankruptcy, insolvency or reorganization involving the Company; or

•	any other event of default we may provide for that series.

An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. If an event of default for a series of debt securities occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series due and immediately payable. In order to declare the principal amount of that series of debt securities due and immediately payable, the Trustee or the holders must deliver a notice that satisfies the requirements of the indenture. Upon a declaration by the Trustee or the holders, we will be obligated to pay the principal amount of the series of debt securities.

Provisions Applicable Solely to Subordinated Debt Securities

Subordination

The payment of principal, premium, if any, and interest in respect of the subordinated debt securities is expressly subordinated, to the extent set forth in the subordinated debt indenture, to all Senior Indebtedness (as defined below) which may at any time and from time to time be outstanding.

As used in the subordinated debt indenture, “Senior Indebtedness” means all Debt of the Company, except Subordinated Indebtedness and Junior Subordinated Indebtedness. “Debt” of any person means the principal of and premium, if any, and interest on the following:

•	all indebtedness of that person (including indebtedness of others guaranteed by that person), whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (A) for money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments or (B) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind;

•	obligations of, or any obligations guaranteed by, that person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which that person is a party;

•	obligations of that person under letters of credit;

•	any indebtedness of that person under, or other obligations of that person to make payment pursuant to, the terms of commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates; and

•	amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation.

“Subordinated Indebtedness” is defined in the subordinated debt indenture as all Debt of the Company, other than Junior Subordinated Indebtedness, which is subordinate and junior in right with respect to general assets of the Company to Senior Indebtedness, and includes the subordinated debt securities and any Debt on a parity with any of the subordinated debt securities offered hereby. “Junior Subordinated Indebtedness” is defined in the subordinated debt indenture as all Debt of the Company which is subordinate and junior in right with respect to general assets of the Company to all other Debt of the Company (including, without limitation, Senior Indebtedness and Subordinated Indebtedness) and includes the junior subordinated deferrable interest debentures of the Company issued pursuant to the Indenture dated November 18, 2003 between the Company and Wilmington Trust Company, as trustee. The subordinated debt indenture does not limit the amount of our Senior Indebtedness.

In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, whether or not pursuant to bankruptcy laws, sale of all or substantially all of the assets (except pursuant to Section 801 of the subordinated debt indenture), dissolution, liquidation or any other marshalling of the assets and liabilities of the Company, no amount shall be paid by the Company in respect of the principal, premium, if any, or interest on the subordinated debt securities offered hereby unless and until all Senior Indebtedness shall have been paid in full together with all interest thereon and all other amounts payable in respect thereof.

The subordinated debt indenture also provides that, in the event of any default in the payment of any Senior Indebtedness and during the continuance of any such default, no amount shall be paid by the Company in respect of the principal, premium, if any, or interest on the subordinated debt securities.

The prospectus supplement respecting any series of subordinated debt securities will set forth any subordination provisions applicable to that series in addition to or different from those described above. By reason of such subordination, in the event of our insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may receive more, ratably, than holders of the subordinated debt securities.

Events of Default

The subordinated debt indenture defines an event of default with respect to any series of subordinated debt securities thereunder only as certain events of bankruptcy, insolvency or reorganization involving the Company.

The subordinated debt indenture does not provide for any right of acceleration of the payment of principal of the subordinated debt securities of any series upon a default in the payment of principal of (or premium, if any) or interest, if any, on the subordinated debt securities of that series, or in the performance of any covenant or agreement in the subordinated debt indenture or in the terms of the subordinated debt securities of that series. In the event of any default in the payment of the principal of or premium, if any, interest (and, in the case of a default in the payment of interest, continuance of such default for 30 days), or any sinking fund deposit with respect to the subordinated debt securities of that series (including a default in payment at the stated maturity of the subordinated debt securities of that series), the subordinated debt indenture requires that the Company, upon demand of the trustee, pay to the trustee for the benefit of the holders of the subordinated debt securities of that series, the whole amount then due and payable on the subordinated debt securities of that series for principal (and premium, if any) and any sinking fund installment and interest, if any. The subordinated debt indenture provides that if the Company fails to pay that amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection thereof. Any additional events of default with respect to any series of subordinated debt securities, including any related right of acceleration, will be specified in the prospectus supplement relating to that series.

PREFERRED STOCK

General

The general terms that will apply to preferred stock that we may offer by this prospectus in the future are described in this section. If we issue a particular series, we will describe the specific terms of the series of preferred stock in a prospectus supplement. The description of provisions of our preferred stock included in any prospectus supplement may not be complete and is qualified in its entirety by reference to the description in our Restated Certificate of Incorporation (“Restated Certificate of Incorporation”) and the certificate of designation related to the particular series of preferred stock, which will describe the terms of the offered preferred stock and be filed with the SEC at the time of sale of that preferred stock. At that time, you should read our Restated Certificate of Incorporation and any certificate of designation relating to each particular series of preferred stock for provisions that may be important to you.

Authorization

We are authorized to issue 1,000,000 shares of preferred stock, without par value. As of the date of this prospectus, there were no shares of preferred stock issued and outstanding. Under our Restated Certificate of Incorporation, the board of directors, without stockholder approval, is authorized to issue shares of preferred stock in one or more series.

The board of directors has authorized and reserved 600,000 shares of Series A Preferred Stock, without par value, for issuance upon the exercise of the preferred share purchase rights described under “Description of Common Stock—Preferred Share Purchase Rights” below. The creation and issuance of any other series of preferred stock and the relative rights and preferences of any such series will be determined in the judgment of the board of directors.

General Terms of a Series

Our board of directors is authorized to provide for the issuance from time to time of preferred stock in series and, as to each series, to fix the designation, the dividend rate, whether dividends are cumulative, the preferences which dividends will have with respect to any other class or series of capital stock, the voting rights, the voluntary and involuntary liquidation prices, the conversion or exchange privileges, the redemption prices and the other terms of any series of preferred stock. Cumulative dividends, dividend preferences and conversion, exchange and redemption provisions, to the extent that some or all of these features may be present when shares of our preferred stock are issued, could have an adverse effect on the availability of earnings for distribution to the holders of common stock or for other corporate purposes.

COMMON STOCK

General

We may issue shares of our common stock. The following description briefly summarizes our common stock. This description may not be complete and is qualified in its entirety by reference to applicable provisions of Delaware law and our Restated Certificate of Incorporation and Amended and Restated By-laws (“By-laws”). Our Restated Certificate of Incorporation and By-laws are on file with the SEC and are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

Authorized Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.01 par value per share. On February 27, 2006, there were 45,442,134 shares of common stock issued and outstanding.

Terms

The holders of common stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors. Except as otherwise required by law or provided in any resolution adopted by the board of directors with respect to any series of preferred stock, the holders of common stock possess all voting power. Our Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock created by the board of directors from time to time, the holders of common stock are entitled to such dividends as may be declared from time to time by the board of directors from funds available for dividends. Upon our liquidation, holders of our common stock are entitled to receive pro rata all of our assets available for distribution to such holders.

Preemptive Rights

No holder of any share of common stock or preferred stock has any preemptive right to subscribe to any of our securities.

Preferred Share Purchase Rights

Each outstanding share of common stock has associated with it one preferred share purchase right. Each Right entitles the registered holder to purchase from us one one-hundredth of a share of Series A Preferred Stock at an exercise price of $150, subject to adjustment. The terms of the Rights were originally set forth in a Rights Agreement, dated February 15, 1989, between us and The First National Bank of Chicago, as rights agent. The terms of the Rights are currently set forth in an Amended and Restated Rights Agreement, dated November 15, 1995, between us and First Midwest Bank (formerly First Midwest Trust Company) as Rights Agent, as amended by the First Amendment to Amended and Restated Rights Agreement, dated June 18, 1997 between us and First Midwest Bank, and the Second Amendment to Amended and Restated Rights Agreement, dated November 14, 2005, between us and First Midwest Bank. The following summary of certain terms of the preferred share purchase rights is qualified in its entirety by reference to the current Rights Agreement, as amended, which is on file with the SEC.

The Rights will become exercisable only if a person or group of affiliated or associated persons has acquired beneficial ownership of, or has announced a tender offer for, 10% or more of the outstanding shares of our common stock. If a person or group of affiliated or associated persons has acquired beneficial ownership of, or has announced a tender offer for, the threshold percentage, each Right will entitle the registered holder, other than such person or group, to buy, at the then current exercise price of the Right, shares of common stock having a market value equal to twice the exercise price of the Right. If we are acquired in a merger or other business combination, each Right will entitle the registered holder, other than such person or group, to purchase, at the then current exercise price of the Right, securities of the surviving company having a market value equal to twice the exercise price of the Right. The Rights will expire on November 15, 2015, and we may redeem or exchange them at any time before they become exercisable.

Until the Rights become exercisable, they are evidenced by the common stock certificates and are transferred only with such certificates.

Certain Provisions of Our Restated Certificate of Incorporation and By-laws

Our Restated Certificate of Incorporation and By-laws contain provisions which may have the effect of delaying or preventing a change in control of us. Our Restated Certificate of Incorporation and By-laws provide:

•	for division of the board of directors into three classes, with one class elected each year to serve a three-year term;

•	that directors may be removed only for cause and only upon the affirmative vote of the holders of at least 67% of the voting power of the then outstanding shares of capital stock entitled to vote;

•	that a vacancy on the board of directors shall be filled by a majority vote of the remaining directors; and

•	that the By-laws may be amended only upon the affirmative vote of a majority of all of the directors or upon the affirmative vote of the holders of at least 67% of the voting power of the then outstanding shares of capital stock entitled to vote.

Our Restated Certificate of Incorporation requires timely advance notification as provided in the Restated Certificate of Incorporation for a stockholder to bring business before a stockholders’ meeting or to nominate a person for election as a director. Our Restated Certificate of Incorporation and By-laws provide that special meetings of stockholders may be called only by the board of directors, Chairman of the Board or the President of the Company; provided, however, that, notwithstanding the foregoing, a special meeting of stockholders may be called by the holders of at least 51% of the voting power of the outstanding capital stock for the purpose of removing a director or directors for cause. The ability for stockholders to take action by written consent is prohibited by our Restated Certificate of Incorporation.

The affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote is required to alter, amend or repeal most provisions of our Restated Certificate of Incorporation; provided, however, if any proposal to alter, amend or repeal any such provision is approved by 80% of the board of directors, then in such case only the affirmative vote as is required by law or as may otherwise be required by the Restated Certificate of Incorporation of the outstanding shares of capital stock entitled to vote is required to alter, amend or repeal such provision.

Our Restated Certificate of Incorporation also contains an “affiliated transaction provision.” The affiliated transaction provision provides that, notwithstanding any vote required by law or if no vote is required by law, a supermajority of at least 80% of all the votes that the holders of capital stock are entitled to cast shall be required for the approval of such transactions. Such supermajority approval would be required for:

•	a merger or consolidation involving any “Interested Stockholder” (as defined below);

•	a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets to or with an Interested Stockholder having an aggregate fair market value of $5 million or more; and

•	certain transactions including certain sales of securities to any Interested Stockholder, a plan of liquidation proposed by an Interested Stockholder or a reclassification of securities, recapitalization or other transaction which has the effect of increasing the proportionate holding of an Interested Stockholder.

For the purpose of the affiliated transaction provision, an “Interested Stockholder” includes any person or entity who directly or indirectly owns or controls 5% or more of our voting power. The supermajority approval requirement does not apply to any transaction that is either approved by a majority of disinterested directors or if certain pricing and procedural requirements are met.

Pursuant to an offer to tender or exchange any capital stock of the Company or enter into any agreement to merge or consolidate the Company or any of our subsidiaries with another person, in connection with the exercise of its judgment in determining the best interests of the Company and its stockholders, our Restated Certificate of Incorporation requires our board of directors to consider, in addition to the adequacy of the amount to be paid in connection with any such transaction, the following factors and any other factors which it deems relevant:

•	the social and economic effects of the transaction on the Company and its subsidiaries, including the employees, depositors, loan and other customers and creditors of the Company and its subsidiaries and the communities in which they operate or are located;

•	the business and financial condition and the earning prospects of any prospective acquiring person and the possible effect of such conditions on the Company and its subsidiaries and the communities in which they operate or are located; and

•	the competence, experience, and integrity of any prospective acquiring person and its management.

The shares of common stock and preferred stock authorized by our Restated Certificate of Incorporation provide the board of directors with as much flexibility as possible in using such shares for corporate purposes. However, these additional shares may also be used by the board of directors to deter future attempts to gain control of us. The board of directors has sole authority to determine the terms of any series of the preferred stock, including voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board of directors has the power to issue a series of preferred stock to persons friendly to management. Such an issuance could be used by the board of directors in an attempt to block a post-tender offer merger or other transaction by which a third party seeks a change in control of us.

The foregoing provisions of our Restated Certificate of Incorporation and By-laws are intended to prevent inequitable stockholder treatment in a two-tier takeover. These provisions are also intended to reduce the possibility that a third party could effect a sudden or surprise change in majority control of the board of directors without the support of the incumbent board of directors, even if such a change were desired by or would be beneficial to a majority of our stockholders. As a result, such provisions may have the effect of discouraging certain unsolicited offers for our capital stock.

Section 203 of the Delaware General Corporation Law

We are also subject to the provisions of Section 203 of the DGCL (“Section 203”). In general, and subject to certain exclusions, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder. These provisions of Delaware law and these charter provisions may have the effect of deterring hostile takeovers or delaying changes in control of our management, which could depress the market price of our common stock.

PLAN OF DISTRIBUTION

We may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

EXPERTS

The consolidated financial statements of First Midwest Bancorp, Inc. appearing in First Midwest Bancorp, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2004, and First Midwest Bancorp, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements and management’s assessment are incorporated herein by reference. Such financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

VALIDITY OF THE SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for the Company by Chapman and Cutler LLP, Chicago, Illinois, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated) to be incurred by First Midwest Bancorp, Inc. in connection with this Registration Statement, other than underwriting discounts and commissions.

AMOUNT TO BE PAID
SEC registration fee	$(1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Printing fees	(2)
Rating agency fees	(2)
Trustee’s fees and expenses	(2)
Miscellaneous	(2)

Total	$(2)

(1)	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this Registration Statement pursuant to Rule 457(r).

(2)	The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under this Registration Statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

First Midwest Bancorp, Inc. (“First Midwest”) is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (“Section 145”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believes to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Article Sixth of the Restated Certificate of Incorporation of First Midwest provides that, to the fullest extent permitted by the Delaware General Corporation Law, no director of First Midwest shall be liable to First Midwest or its stockholders for monetary damages arising from a breach of a fiduciary duty owed to First Midwest or its stockholders.

Article 6 of the Amended and Restated By-laws of First Midwest provides that, to the extent permitted by Delaware General Corporation Law, First Midwest shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of First Midwest or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of First Midwest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of First Midwest, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to First Midwest unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a director, officer, employee or agent of First Midwest has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Any indemnification (unless ordered by a court) shall be made by First Midwest only upon a determination in the specific case that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (3) if such quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the corporation) in a written opinion, or (4) by the stockholders.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. Each of the directors and officers of First Midwest are covered by insurance policies maintained and held in effect by First Midwest against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

ITEM 16.	EXHIBITS

EXHIBIT NO.	DESCRIPTION

1.1	Form of Underwriting Agreement relating to Debt Securities.*

1.2	Form of Underwriting Agreement relating to Preferred Stock.*

1.3	Form of Underwriting Agreement relating to Common Stock.*

3.1	Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3 to the Quarterly Report on Form 10-Q dated March 31, 2002.

3.2	Restated By-laws of the Company, incorporated herein by reference to Exhibit 3 to the Quarterly Report on Form 10-Q dated June 30, 2003.

4.1	Amended and Restated Rights Agreement, Form of Rights Certificate and Designation of Series A Preferred Stock of the Company, dated November 15, 1995, incorporated by reference to Exhibits (1) through (3) of the Company’s Amendment No. 1 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 21, 1995.

4.2	First Amendment to Rights Agreement, dated June 18, 1997, incorporated by reference to Exhibit 4 of the Company’s Amendment No. 2 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 30, 1997.

4.3	Amended Certificate of Designation of Series A Preferred Stock, dated June 17, 1998, is incorporated herein by reference to Exhibit 4 to the Quarterly Report of the Company on Form 10-Q dated June 30, 1998.

4.4	Second Amendment to Rights Agreement, dated November 14, 2005, incorporated by reference to Exhibit 4.1 of the Company’s Amendment No. 3 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 17, 2005.

4.5	Form of Common Stock Certificate, incorporated by reference to Exhibit 1 of the Registrant’s Form 8-A Registration Statement, filed with the Securities and Exchange Commission on March 7, 1983.

4.6	Form of Senior Indenture by and between the Registrant and U.S. Bank National Association, as trustee.**

4.7	Form of Senior Debt Security.*

4.8	Form of Subordinated Indenture by and between the Registrant and U.S. Bank National Association, as trustee.**

4.9	Form of Subordinated Debt Security.*

4.10	Form of Preferred Stock Certificate of Designation.*

4.11	Specimen Certificate for Shares of Preferred Stock.*

5.1	Opinion of Chapman and Cutler LLP.**

12.1	Statement re: Computation of Ratios of Earnings to Fixed Charges.**

23.1	Consent of Chapman and Cutler LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.**

24.1	Powers of attorney (included on signature page).

25.1	Statement of Eligibility and Qualification on Form T-1 of Trustee to Act as Trustee under the Senior Indenture.**

25.2	Statement of Eligibility and Qualification on Form T-1 of Trustee Act as Trustee under the Subordinated Indenture.**

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Filed herewith.

ITEM 17.	UNDERTAKINGS

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Itasca, State of Illinois on the 1st day of March, 2006.

FIRST MIDWEST BANCORP, INC.

By:	/S/ JOHN M. O’MEARA

Name: John M. O’Meara
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint John M. O’Meara, Michael L. Scudder and Barbara E. Briick, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated:

SIGNATURE	TITLE	DATE

/S/ ROBERT P. O’MEARA Robert P. O’Meara	Chairman of the Board	March 1, 2006

/S/ JOHN M. O’MEARA John M. O’Meara	President and Chief Executive Officer, and Director	March 1, 2006

/S/ MICHAEL L. SCUDDER Michael L. Scudder	Executive Vice President, Chief Financial Officer, and Principal Accounting Officer	March 1, 2006

/S/ BRUCE S. CHELBERG Bruce S. Chelberg	Director	March 1, 2006

/S/ JOSEPH W. ENGLAND Joseph W. England	Director	March 1, 2006

/S/ BROTHER JAMES GAFFNEY, FSC Brother James Gaffney, FSC	Director	March 1, 2006

SIGNATURE	TITLE	DATE

/S/ THOMAS M. GARVIN Thomas M. Garvin	Director	March 1, 2006

/S/ PATRICK J. MCDONNELL Patrick J. McDonnell	Director	March 1, 2006

/S/ JOHN E. ROONEY John E. Rooney	Director	March 1, 2006

/S/ ELLEN A. RUDNICK Ellen A. Rudnick	Director	March 1, 2006

/S/ JOHN L. STERLING John L. Sterling	Director	March 1, 2006

/S/ J. STEPHEN VANDERWOUDE J. Stephen Vanderwoude	Director	March 1, 2006

EXHIBIT INDEX

EXHIBIT	DOCUMENT

1.1	Form of Underwriting Agreement relating to Debt Securities.*

1.2	Form of Underwriting Agreement relating to Preferred Stock.*

1.3	Form of Underwriting Agreement relating to Common Stock.*

3.1	Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3 to the Quarterly Report on Form 10-Q dated March 31, 2002.

3.2	Restated By-laws of the Company, incorporated herein by reference to Exhibit 3 to the Quarterly Report on Form 10-Q dated June 30, 2003.

4.1	Amended and Restated Rights Agreement, Form of Rights Certificate and Designation of Series A Preferred Stock of the Company, dated November 15, 1995, incorporated by reference to Exhibits (1) through (3) of the Company’s Amendment No. 1 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 21, 1995.

4.2	First Amendment to Rights Agreement, dated June 18, 1997, incorporated by reference to Exhibit 4 of the Company’s Amendment No. 2 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 30, 1997.

4.3

Amended Certificate of Designation of Series A Preferred Stock, dated June 17, 1998, is incorporated herein by reference to Exhibit 4 to the Quarterly Report of the Company on Form

10-Q dated June 30, 1998.

4.4	Second Amendment to Rights Agreement, dated November 14, 2005, incorporated by reference to Exhibit 4.1 of the Company’s Amendment No. 3 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 17, 2005.

4.5	Form of Common Stock Certificate, incorporated by reference to Exhibit 1 of the Registrant’s Form 8-A Registration Statement, filed with the Securities and Exchange Commission on March 7, 1983.

4.6	Form of Senior Indenture by and between the Registrant and U.S. Bank National Association, as trustee.**

4.7	Form of Senior Debt Security.*

4.8	Form of Subordinated Indenture by and between the Registrant and U.S. Bank National Association, as trustee.**

4.9	Form of Subordinated Debt Security.*

4.10	Form of Preferred Stock Certificate of Designation.*

4.11	Specimen Certificate for Shares of Preferred Stock.*

5.1	Opinion of Chapman and Cutler LLP.**

12.1	Statement re: Computation of Ratios of Earnings to Fixed Charges.**

23.1	Consent of Chapman and Cutler LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.**

24.1	Powers of attorney (included on signature page).

25.1	Statement of Eligibility and Qualification on Form T-1 of Trustee to Act as Trustee under the Senior Indenture.**

25.2	Statement of Eligibility and Qualification on Form T-1 of Trustee Act as Trustee under the Subordinated Indenture.**

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Filed herewith.